Exhibit 28 (j)(2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-218374 on Form N-1A of our report dated July 26, 2019, relating to the statements of changes in net assets and financial highlights of PNC Emerging Markets Equity Fund (the accounting survivor that subsequently merged into Federated Emerging Markets Equity Fund), PNC International Equity Fund (the accounting survivor that subsequently merged into Federated International Equity Fund), and PNC International Growth Fund (the accounting survivor that subsequently merged into Federated International Growth Fund), each now a series of Federated Hermes Adviser Series, appearing in the Annual Report on Form N-CSR of PNC Funds for the year ended May 31 2019, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

July 27, 2020